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                                  EXHIBIT 10.5

                         AMENDMENT TO THE PENTAIR, INC.
                  FOURTH AMENDED AND RESTATED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

         The Pentair, Inc. Fourth amended and Restated Compensation Plan for Non-Employee Directors (the "Plan"), is hereby amended effective August 23, 2000 as follows:

         1. Section 10 is deleted in its entirety and the following substituted therefor:

         10.   Change in Control.

               (a)   Definitions.

                     (1) "Change in Control" is a change in control of Pentair as defined in the KEESA.

                     (2) "KEESA" is the Key Executive Employment and Severance Agreement between Pentair and key executives, as approved by the Board effective August 23, 2000.

               (b) Effect on Directors or Former Directors. Upon a Change in Control, and notwithstanding the benefit elections previously made by the Director or former Director and other Plan provisions to the contrary, a Director or former Director shall receive all of his or her remaining Plan benefits in a cash lump sum on the lump sum date unless such Director or former Director timely elects otherwise in accordance with subsection (c) immediately following. The lump sum date shall be the first business day of the third calendar month following the calendar month in which such Change in Control occurs; provided, however, for a Director in office as of the date of the Change in Control, the lump sum date shall be the first business day of the third calendar month following the calendar month in which the Director leaves office.

               (c) Election to Forego Lump Sum. A Director or former Director otherwise entitled to receive a lump sum pursuant to subsection (b) immediately preceding may elect to forego payment of the lump sum if he or she so elects in writing and files such writing with the Administrator no later than thirty (30) days before the lump sum date. If a Director or former Director timely elects to forego the lump sum payment, such Director or former Director's Plan benefits shall be paid in accordance with the Director or former Director's otherwise effective benefit elections and Plan provisions apart from this Section 10 other than Section 10(f).

               (d) No Delay in Payment. Application of this Section 10 shall not delay the date for payment of benefits as otherwise elected by a Director or





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                     former Director or as otherwise provided under the Plan
                     apart from this Section 10.

               (e) Notice of Lump Sum Entitlement and Election to Forego Lump Sum. No later than five (5) days following the date of the Change in Control, the Administrator shall cause a notice to be sent to all Directors or former Directors to whom the provisions of this Section 10 may apply. Such notice shall be sent in a manner reasonably calculated to be actually and timely received by such Directors or former Directors, and shall reasonably inform such Directors or former Directors of the provisions of this Section 10 and such Director's or former Director's rights and entitlements hereunder. In the event such notice is not timely sent as to a Director or former Director, then at such Director or former Director 's election the lump sum date and the date for electing to forego such lump sum shall be appropriately adjusted to reflect the time periods that would have applied had such notice been timely sent.

               (f) Treatment of Share Units. Upon a Change in Control, all Share Units then allocated to the account of a Director or former Director shall be converted into a deferred compensation account maintained on behalf of and payable to each such Director or former Director. The deferred compensation account shall be initially credited with a dollar amount equal to the value of the Share Units immediately before the Change in Control and thereafter will be credited with the dollar amount of Deferred Compensation and Equity Compensation allocated, if any, for periods after the Change in Control. Beginning with the day immediately following the Change in Control, and until the deferred compensation account as adjusted for interest thereon is fully paid to the Director or former Director, the unpaid balance of the deferred compensation account shall be credited with interest. The rate of interest so credited shall be the greater of
                     (i) seven percent (7%), compounded annually, and (ii) the large corporate under-payment interest rate in effect from time to time pursuant to and determined in the manner prescribed under sections 6621(c)(1) and 6622(a), respectively, of the Internal Revenue Code of 1986 and any successor provisions thereto. For purposes of applying clause (ii) immediately preceding, the date of the Change in Control shall be deemed the applicable date within the meaning of such section 6621(c).

         2. The foregoing amendment shall apply to all Directors or former Directors under the Plan as of August 23, 2000 or thereafter.

                              --------------------


         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby




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approve the form and content of this amendment to the Plan.


Dated:
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                                      Louis L. Ainsworth
                                      Senior Vice President and General Counsel of Pentair, Inc.


         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.

                                      PENTAIR, INC.


Dated:                                By:
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                                         Its:
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